                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 28, 1997, which appears on page 30 of the 1997 Annual Report to Stockolders of KLA-Tencor Corporation, which is incorporated by reference in KLA-Tencor's Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
San Jose, California
May 8, 1998